Exhibit 3.8

AMENDED BYLAWS

OF

RCC WESTERN STORES, INC.

ARTICLE I. OFFICES

The principal office of the Corporation in the state of South Dakota shall be located in the city of Rapid City, South Dakota, county of Pennington. The Corporation may have such other offices, either within or without the state of South Dakota, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

The registered office of the Corporation required by the South Dakota Business Corporation Act to be maintained in the state of South Dakota may, but need not, be identical with the principal office in the state of South Dakota, and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II. STOCK

The Corporation anticipates authorizing two types of common stock — voting and non-voting. It is also anticipated that the new stock will not be issued until some time in the future. Until said shares are issued the outstanding and issued shares of the Corporation (simply designated as common stock) shall retain all rights and shall not be impacted by the authorization of two types of common stock. In the event the voting and non-voting shares are issued they shall be governed by the following terms and conditions.

Section 1.     CLASSES OF STOCK. In the event the Corporation issues the authorized voting and non-voting common stock they shall be designated “Voting Common Stock” and “Non-Voting Common Stock.” The Corporation will issue no other classes of stock,

Section 2.     VOTING COMMON STOCK. There shall be authorized Five Thousand (5,000) shares of Voting Common Stock. Each issued and outstanding share of Voting Common Stock will have the right to vote and will have all rights as are enjoyed by the outstanding shares of Non-Voting Common Stock.

Section 3.     NON-VOTING COMMON STOCK. There shall be authorized Five Thousand (5,000) shares of Common Non-Voting Stock. Non-Voting Common Stock shall not have voting rights except in the event a vote to dissolve the Corporation is called as provided in SDCL 47-1A. In all other respects, Non-Voting Common Stock will have all rights as are enjoyed by the outstanding shares of Voting Common Stock.

ARTICLE III. STOCKHOLDERS

Section 1.     ANNUAL MEETING. The annual meeting of the stockholders shall be held on the first Tuesday in the month of April in each year, at the hour of 10:00 a.m., for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

If the day fixed for the annual meeting is a legal holiday in the state of South Dakota, the meeting shall be held on the next succeeding business day. If the election of directors is not held on the day designated for any annual meeting of the Stockholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as conveniently may be.

Section 2.     SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by the Board of Directors, and shall be called by the president at the request of the stockholders of not less than fifty-one percent (51%) of all outstanding shares of the Corporation entitled to vote at the meeting.

Section 3.     PLACE OF MEETING. The Board of Directors may designate any place, either within or without the state of South Dakota, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the state of South Dakota, as the place for the holding of the meeting. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be the registered office of the Corporation in the state of South Dakota. Members of the Board may participate in any meeting of the Board by means of conference telephone, electronic mail, or other means of communication if all persons participating in such meeting can participate in the entire discussion of the matter(s) to be voted upon. Participating in a meeting pursuant to this section shall constitute presence in person at such meeting,

Section 4.     NOTICE OF MEETING. Written notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten (10) nor more than thirty (30) days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholders at their addresses as they appear on the stock transfer books of the Corporation.

Section 5.     CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period not exceeding fifty (50) days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, the books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any determination of stockholders, the date to be not more than fifty (50) days, and in the case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring the determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring the dividend is adopted shall be the record date for the determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, the determination shall apply to any adjournment thereof.

Section 6.     VOTING LISTS. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the stockholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to inspection of any stockholder during the entire meeting.

Section 7.     QUORUM. A majority of the outstanding shares of the Corporation entitled to vote, (but in no event less than 1/3 of the shares entitled to vote), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting to a future date at which a quorum shall be present or represented. Without further notice, such adjourned meeting may be reconvened when a quorum shall be present or represented, and any business may be transacted which might have been transacted at the meeting as originally notified.

Section 8.     PROXIES. At all meetings of stockholders, a stockholder may vote in person or by proxy executed in writing by the stockholder or by his/her duly authorized attorney in fact. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

Section 9.     VOTING OF SHARES. Subject to the provisions of Section 12 of this Article II, each outstanding share entitled to vote shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of stockholders. If more than one type of common stock is issued only holders of Voting Common Stock shall be entitled to vote upon any issue to come before a meeting except in the event a vote is called to dissolve the Corporation, in which case all stockholders shall be entitled to vote, including holders of Non-Voting Common Stock.

Section 10.    MANNER OF ACTING. The act of the majority of the stockholders present at a meeting at which a quorum is present shall be the act of the stockholders.

Section 11.    VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by such officer, agent, or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the Board of Directors of such corporation may determine.

Shares held by an administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy, without a transfer of the shares into his/her name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him/her without a transfer of the shares into his/her name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by the receiver without the transfer thereof into his/her name if authority to do so is contained in an appropriate order of the court by which the receiver was appointed.

A stockholder whose shares are pledged shall be entitled to vote the shares until the shares have been transferred into the name of the pledgee, and thereafter, the pledgee shall be entitled to vote the shares so transferred.

Neither shares of its own stock held by the Corporation, nor those held by another corporation if a majority of the shares entitled to vote for the election of directors of the other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

Section 12.    INFORMAL ACTION BY STOCKHOLDERS. Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the stockholders entitled to vote with respect to the subject matter thereof.

Section 13.    CUMULATIVE VOTING. At each election for directors, every stockholder entitled to vote at the election shall have the right to vote, in person or by proxy, the number of shares owned by him/her for as many persons as there are directors to be elected and for whose election he/she has the right to vote, or to cumulate his/her votes by giving one (1) candidate votes equal to the number of the directors multiplied by the number of his/her shares, or by distributing such votes on the same principle among any number of candidates.

Section 14.     WAIVER OF NOTICE BY STOCKHOLDERS. Whenever notice of a meeting is required to be given by mailing or personal service, such notice may be waived by all the Stockholders signing a written waiver of notice and consenting in such writing to the holding of a meeting at a time and on a date specified therein, and setting forth the purpose of such meeting.

ARTICLE IV. BOARD OF DIRECTORS

Section 1.     GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors.

Section 2.     NUMBER, TENURE, AND QUALIFICATIONS. The number of directors of the Corporation shall not be less than one (1) and not more than five (5). Each director shall hold office until the next annual meeting of stockholders and until his/her successor is elected and qualified. At all times at least one (1) director shall be a resident of the state of South Dakota. Directors need not be shareholders.

Section 3.     REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after and at the same place as the annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without the state of South Dakota, for the holding of additional regular meetings without other notice than such resolution. Members of the Board may participate in any meeting of the Board by means of conference telephone, electronic mail, or other means of communication if all persons participating in such meeting can participate in the entire discussion of the matter(s) to be voted upon. Participating in a meeting pursuant to this section shall constitute presence in person at such meeting.

Section 4.     SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the president or any director. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the state of South Dakota, as the place for holding any special meeting of the Board of Directors called by them. Members of the Board may participate in any meeting of the Board by means of conference telephone, electronic mail, or other means of communication if all persons participating in such meeting can participate in the entire discussion of the matter(s) to be voted upon. Participating in a meeting pursuant to this section shall constitute presence in person at such meeting.

Section 5.     NOTICE. Notice of any special meeting shall be given at least two (2) days prior to the meeting by written notice delivered personally or mailed to each director at his/her business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, and so addressed. If notice is given by telegram, the notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting.

Section 6.     QUORUM. A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting and reconvene at a later time without further notice.

Section 7.     MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 8.     ACTION WITHOUT A MEETING. Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed before such action by all of the directors.

Section 9.     VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his/her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the stockholders.

Section 10.    COMPENSATION. By resolution of the Board of Directors, each director may be paid his/her expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

Section 11.    PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken is presumed to have assented to the action taken unless his/her dissent is entered in the minutes of the meeting or unless he/she files his/her written dissent to the action with the person acting as secretary of the meeting before the adjournment thereof or forwards such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 12.    INDEMNIFICATION OF DIRECTORS AND OFFICERS. The Corporation, insofar as permitted by law, may indemnify any and all of its directors or officers, or both, or former directors or officers, or any person who may have served at its request as a director or officer of another corporation in which this Corporation owns shares of capital stock, or of which it is a creditor, against any liabilities arising, and in connection with, expenses actually and necessarily incurred by them with the defense of any claim, action, suit, or proceeding, civil or criminal, which they or any of them are made party, by reason of being or having been a director or officer, except in relation to matters as to which any director or officer shall be adjudged in such action, suit, or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed to be exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders, or otherwise.

ARTICLE V. OFFICERS

Section 1.     NUMBER, The officers of the Corporation shall be a president, one (1) or more vice presidents (the number thereof to be determined by the Board of Directors), a secretary, and a treasurer, each of whom shall be elected by the Board of Directors, Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two (2) or more offices may be held by the same person.

Section 2.     ELECTION AND TERM OF OFFICE. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, the election shall be held as soon thereafter as is convenient.

Each officer shall hold office until his/her successor is duly elected and qualified, or until his/her death, or until he/she resigns or is removed in the manner hereinafter provided.

Section 3.     REMOVAL. Any officer or agent may be removed by the Board of Directors whenever, in its judgment, the best Interests of the Corporation are served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of any officer or agent shall not of itself create contract rights.

Section 4.     VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 5.     PRESIDENT. The president shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He/she shall, when present, preside at all meetings of the stockholders and of the Board of Directors. He/she may sign certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

Section 6.     THE VICE-PRESIDENTS. In the absence of the president or in the event of his/her death or inability or refusal to act, the executive vice president or the vice president (or in the event there be more than one (1) vice president, the vice presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice president may sign, with the secretary or an assistant secretary, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him/her by the president or by the Board of Directors.

Section 7.     THE SECRETARY. The secretary shall:

(a) keep the minutes of the proceedings of the stockholders and of the Board of Directors in one (1) or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents authorized to be executed on behalf of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) sign with the president, or a vice president, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him/her by the president or by the Board of Directors.

Section 8.              THE TREASURER. If required by the Board of Directors, the treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of Article V of these Bylaws; and (c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him/her by the president or by the Board of Directors.

Section 9.              SALARIES. The salaries of the officers shall be fixed periodically by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he/she is also a director of the Corporation.

ARTICLE VI. CONTRACTS, LOANS,

CHECKS AND DEPOSITS

Section 1.              CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2.              LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3.              CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall periodically be determined by resolution of the Board of Directors, but, at a minimum, two officers must sign each evidence of indebtedness.

Section 4.              DEPOSITS. All funds of the Corporation not otherwise employed shall be periodically deposited to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

ARTICLE VII. CERTIFICATES FOR SHARES AND TRANSFER

Section 1.              CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in a form determined by the Board of Directors. Such certificates shall be signed by the president or vice president and by the secretary or an assistant secretary and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or one of its employees. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares is surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate, a new one may be issued therefore upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Section 2.              TRANSFER OF SHARES. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or its legal representative, who shall furnish proper evidence of authority to transfer, or by his/her attorney authorized by power of attorney duly executed and filed with the secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

ARTICLE VIII. FISCAL YEAR

The fiscal year of the Corporation shall begin on the 1st day of October and end of the 30th day of September of each year.

ARTICLE IX. DIVIDENDS

The Board of Directors may periodically declare and the Corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation, or any amendment or restatement thereof.

ARTICLE X. CORPORATE SEAL

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words, “Corporate Seal.”

ARTICLE XI. WAIVER OF NOTICE

Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the South Dakota Business Corporation Act, a waiver thereof, in writing and signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XII. AMENDMENTS

These Bylaws may be altered, amended, or repealed, and new bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.

ARTICLE XIII. EXECUTIVE COMMITTEE

Section 1:             APPOINTMENT. The Board of Directors, by resolution adopted by a majority of the full Board, may designate two or more of its members to constitute an Executive Committee. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

Section 2:             AUTHORITY. The Executive Committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority may be limited by the resolution appointing the Executive Committee and except also that the Executive Committee shall not have the authority of the Board of Directors in reference to amending the articles of incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease, or other disposition of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, or amending the bylaws of the Corporation.

Section 3:             TENURE AND QUALIFICATIONS. Each member of the Executive Committee shall hold office until the next regular annual meeting of the Board of Directors following his designation and until his successor is designated as a member of the Executive Committee and is elected and qualified.

Section 4:             MEETINGS. Regular meetings of the Executive Committee may be held after notice to all shareholders, said shareholders having the right to attend said meeting, at such times and places as the Executive Committee may fix from time to time by resolution. Special meetings of the Executive Committee may be called by any member thereof upon not less than one day’s notice stating the place, date, and hour of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the members of the Executive Committee at their business address. Any member of the Executive Committee may waive notice of any meeting, and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the Executive Committee need not state the business proposed to be transacted at the meeting.

Section 5:             QUORUM. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business at any meeting thereof and action of the Executive Committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

Section 6:             ACTION WITHOUT A MEETING. Any action that may be taken by the Executive Committee at a meeting may be taken without a meeting if a consent in writing setting forth the action so to be taken shall be signed before such action by all of the members of the Executive Committee.

Section 7:             VACANCIES. Any vacancy in the Executive Committee may be filled by a resolution adopted by a majority of the full Board of Directors.

Section 8:             RESIGNATIONS AND REMOVAL. Any member of the Executive Committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of the Executive Committee may resign from the Executive Committee at any time by giving written notice to the President or Secretary of the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 9:             PROCEDURE. The Executive Committee shall elect a presiding officer from its members and may fix its own rules or procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceeding shall have been taken.

ARTICLE XIV. MANAGEMENT COMMITTEE

Section 1:             The Board of Directors by resolution adopted by a majority of the Board, may designate one or more of its members and one or more of the Corporation’s key management employees to constitute a Management Committee. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

Section 2:             The Management Committee shall operate in an advisory capacity to the Board of Directors concerning the general supervision and control of all of the business affairs of the Corporation.

Section 3:             Each member of the Management Committee shall hold office until the next annual meeting of the Board of Directors following his/her designation and until his/her successor is designated as a member of the Management Committee and is elected and qualified.

Section 4:             Any vacancy in the Management Committee may be filled by a resolution adopted by a majority of the Board of Directors.

Section 5:             Any member of the Management Committee may be removed at any time with or without cause by resolution adopted by the Board of Directors. Any member of the Management Committee may resign from the Management Committee at any time by giving written notice to the President or Secretary of the Corporation and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

KNOW ALL MEN BY THESE PRESENTS: That we, the undersigned officers and directors of RCC Western Stores, Inc. do hereby certify that the foregoing Amended Bylaws were duly adopted as the Bylaws of the Corporation on May 1, 2009, and that the same do now constitute the Bylaws of said Corporation.

/s/ Robert L. Hoover, President
Robert L. Hoover, President

/s/ Sandra K. Hoover, Director
Sandra K. Hoover, Director

/s/ [ILLEGIBLE]
[ILLEGIBLE], Director

ATTEST:

/s/ Sandra K. Hoover, Secretary
Sandra K. Hoover, Secretary

(SEAL)

AMENDMENT TO THE BYLAWS OF RCC WESTERN STORES, INC.

The Bylaws of RCC Western Stores, Inc., adopted August 26, 1988, and amended on August 28, 1990, September 1, 1990, and May 1, 2000, are hereby amended as follows:

ARTICLE XIII.          MANAGEMENT COMMITTEE

Section 1.                   The Board of Directors by resolution adopted by a majority of the full board, may designate one or more of its members and one or more of the corporation’s key management employees to constitute a Management Committee. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

Section 2.                   The Management Committee shall operate in an advisory capacity to the Board of Directors concerning the general supervision and control of all of the business affairs of the corporation.

Section 3.                   Each member of the Management Committee shall hold office until the next annual meeting of the Board of Directors following his/her designation and until his/her successor is designated as a member of the Management Committee and is elected and qualified.

Section 4.                   Any vacancy in the Management Committee may be filled by a resolution adopted by a majority of the full Board of Directors.

Section 5.                   Any member of the Management Committee may be removed at any time with or without cause by resolution adopted by the full Board of Directors. Any member of the Management Committee may resign from the Management Committee at any time by giving written notice to the President or the Secretary of the corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

AMENDMENT TO THE BYLAWS OF RCC WESTERN STORES, INC.

The Bylaws of RCC Western Stores, Inc., adopted August 26, 1988, and amended on August 28, 1990, and September 1, 1990, are hereby amended as follows:

ARTICLE VI.                    CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 3.              TRANSFER RESTRICTION. There shall be a restriction upon the transfer of said stock as follows:

In the event any shareholder shall hold such shares at the time of the adoption of the Bylaws or who shall subsequently become a shareholder of the corporation, shall desire to sell, assign, transfer, or otherwise dispose of his or her stock certificate(s), he or she, or the personal representative in the case of a deceased shareholder, shall first offer in writing the stock certificate(s) for sale to the corporation, and the corporation shall have the first right to purchase the same if it will pay a price therefor equal to the bona fide price offered by others. In the event the corporation declines to exercise its right or fails to purchase such stock certificate(s), it shall next be offered in writing to the next existing shareholders of the corporation who shall have the next right to purchase the same at a price equal to any bona fide offer of price made by others. Only in the event neither the corporation nor the existing shareholders shall purchase such stock certificate(s) may the same be offered for sale and sold elsewhere. In any event, if neither the corporation nor any other shareholders exercise the right to purchase the stock certificate(s) within a period of sixty (60) days from the date of the written offer to sell, such stock certificate(s) may be sold and transferred to persons other than this corporation or the existing shareholders of this corporation.

Such restriction shall be placed on the reverse side of any stock certificates issued by the corporation.